Exhibit 10.2

Global Partners LP

2018 Long-Term Cash Incentive Plan
Award Agreement

Grantee:         _______________ (the “Grantee”)

Grant Date:    _______________ (the “Grant Date”)

1. Grant of Cash Incentive Award.  Global GP LLC (“GPLLC”) hereby grants to you a cash incentive award under the Global Partners LP 2018 Long-Term Cash Incentive Plan (the “Plan”) of ___________________ (the “Award”), such grant to be on the terms and conditions set forth herein and in the Plan, which is incorporated herein by reference as a part of this award agreement (“Agreement”).

2. Vesting/Forfeitures.  Except as otherwise provided in this Agreement or the Plan, the Award will vest in accordance with the vesting schedule set forth in the following table, so long as you continue to provide services to GPLLC or its Affiliates continuously from the Grant Date through each vesting date set forth below (each, a “Vesting Date”):

Vesting Date	Vested Percentage
__________, 20__	33.4%
__________, 20__	33.3%
__________, 20__	33.3%

Except as otherwise provided in this Agreement or the Plan, on the date you cease providing services to GPLLC or its Affiliates, any unvested portion of the Award shall automatically terminate and cease to be outstanding.

3. Events Occurring Prior to Vesting. Notwithstanding Paragraph 2 to the contrary,

(a) Death or Disability.  If you cease providing services to GPLLC or its Affiliates as a result of your death or a “disability,” as defined in Section 409A(a)(2)(C) of the Code, the Board, in its sole discretion, shall determine whether the Award or any unvested portion thereof shall become vested, shall be forfeited, or shall continue to vest pursuant to its terms as if your service had continued through the last Vesting Date.

(b) Resignation and Other Terminations of Service.  If you voluntarily resign from providing services to GPLLC or its Affiliates or if your services are terminated by GPLLC or its Affiliates, the Compensation Committee shall determine whether the Award or any unvested portion thereof shall (i) remain outstanding and continue to vest on each remaining Vesting Date in accordance with the vesting schedule set forth in Paragraph 2 as if you continued to provide services to GPLLC and its Affiliates, (ii) become immediately vested, or (iii) be forfeited.
(c) Change of Control. Any unvested portion of the Award held by you automatically shall become fully vested upon a Change of Control.

4. Payments.  As soon as administratively practicable after a Vesting Date, or, if vesting occurs upon a Change of Control as provided in Section 5(e) of the Plan, as soon as administratively practicable on or following such Change of Control, but in all events not later than 2½ months following the vesting of the Award, you shall be paid the portion of the Award that vested on such date.

5. Limitations Upon Transfer.  All rights under this Agreement shall belong to you alone and may not be transferred, assigned, pledged, or hypothecated by you in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution and shall not be subject to execution, attachment, or similar process. Upon any attempt by you to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.

6. Taxes and Withholding.  The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to you (including, if applicable, the Garden Leave Payment described under the Confidentiality, Non-Competition, and Non-Solicitation Agreement that is attached hereto as Exhibit A (the “Non-Competition Agreement”)), the amount of any applicable taxes payable in respect of an Award, any compensation or other amount owing to you, and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

7. Restrictive Covenants.  As a condition of your receipt of this Award, you agree to execute, and abide by the terms of, the Non-Competition Agreement. You acknowledge and agree that the restrictions set forth in the Non-Competition Agreement are reasonable in all respects and no greater than necessary to protect GPLLC’s and its Affiliates’ legitimate business interests, including the protection of their confidential information, trade secrets and goodwill.  You also acknowledge that in receiving this Award, you are receiving new consideration above and beyond any consideration to which you were entitled but for your entry into the Non-Competition Agreement, and if you fail to execute the Non-Competition Agreement and deliver it to the Company on or ________________, but in no event later than ________________,  you shall forfeit the Award granted hereunder.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of GPLLC and upon any person lawfully claiming under you.

9. Entire Agreement.  The Plan and this Agreement (including the Non-Competition Agreement) constitute the entire agreement of the parties with regard to the Award granted hereby, and contain all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award granted hereby.  This Agreement is in addition to and does not

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supersede or replace any prior or contemporaneous agreement between you and GPLLC, the Partnership, or any of their Affiliates relating to confidentiality, non-disclosure, non-competition, or non-solicitation.

10. Modifications. Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both you and an authorized officer of GPLLC.

11. Conflicts and Governing Law.  In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control; provided, however, any dispute arising out of or relating to the Non-Competition Agreement shall be subject to the dispute resolution provisions set forth in the Non-Competition Agreement. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise. This grant (other than the Non-Competition Agreement) shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

GLOBAL GP LLC

By:  _____________________________________

        Name: Eric Slifka

        Title:   President and CEO

By:  _____________________________________

        Name:  Edward J. Faneuil

        Title:    Executive Vice President, General

        Counsel and Secretary

GRANTEE

       _____________________________________

       Name:

       Title:

[Signature Page to Long-Term Cash Incentive Award Agreement – [Date]]

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EXHIBIT A

CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION AGREEMENT

This Confidentiality, Non-Solicitation and Non-Competition Agreement (this “Agreement”) is executed and agreed to on ___________, 20__ by and between _________________ (“Employee”), an individual, and Global GP LLC, together with any successor or assign (the “Company”).  Employee’s obligations under this Agreement survive the termination of Employee’s employment with the Company or any Affiliate regardless of the reason for such termination.  As a condition of the Company’s entry into the Grant of Phantom Unit agreement (the “Grant Agreement”) to which this Agreement is attached, and as a condition of Employee’s receipt of any benefit set forth in the Grant Agreement, Employee knowingly and voluntarily enters into this Agreement.

1. Protection of Confidential Information; Unauthorized Disclosure.

(a) For purposes of this Agreement, “Confidential Information” means any and all confidential or proprietary information and materials, as well as all trade secrets, belonging to the Company or any of its Affiliates.  Confidential Information includes, regardless of whether such information or materials are expressly identified or marked as confidential or proprietary, and whether or not patentable: (i) technical information and materials of the Company or its Affiliates; (ii) non-public business information and materials of the Company or its Affiliates; (iii) any information or material that gives the Company or its Affiliates an advantage with respect to its competitors by virtue of not being known by those competitors; (iv) potential expansion and development plans; projections, forecasts and budgets; growth strategies; business plans; marketing plans and strategies; pricing information; customer and supplier information; and (v) other valuable, confidential information and materials or trade secrets of the Company or its Affiliates.

(b) Notwithstanding the foregoing, Confidential Information shall not include information that (i) is already properly in the public domain or enters the public domain with the express consent of the Company or its Affiliates, or (ii) is intentionally made available by the Company or its Affiliates to third parties without any expectation of confidentiality.  Employee acknowledges and agrees that Confidential Information has been and will be developed or acquired by the Company or its Affiliates through the expenditure of substantial time, effort and money and provides the Company and its Affiliates with an advantage over competitors who do not know or use such Confidential Information.  Employee further acknowledges and agrees that the nature of the Confidential Information which the Company has provided Employee and shall provide Employee during Employee’s continued employment would make it difficult, if not impossible, for Employee to perform in a similar capacity for a business competitive with the Company during the Restricted Period without disclosing or utilizing Confidential Information. During and following Employee’s employment by the Company, Employee shall hold in confidence and not directly or indirectly disclose or use or copy any Confidential Information except to the extent necessary to carry out Employee’s duties on behalf of the Company or any of its Affiliates.

(c) Notwithstanding the foregoing,  nothing herein (or in any other agreement between Employee and the Company or any of its Affiliates) shall prevent Employee from lawfully, and without obtaining prior authorization from the Company or any of its Affiliates: (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by the U.S. Securities and Exchange Commission (the “SEC”) or any other governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to an employee individually from any Governmental Authority; (iii) testifying, participating or otherwise assisting in an action or proceeding by any Governmental Authorities relating to a possible violation of law, including providing documents or other confidential information to Governmental Authorities; or (iv) receiving an award for information provided to the SEC or any other Governmental Authority. This Agreement shall not be construed or applied to require Employee to obtain prior authorization from the Company or any of its Affiliates before engaging in any of the foregoing conduct referenced in this Section 1(c), or to notify the Company or any of its Affiliates of having engaged in any such conduct.    Further, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is: (A) made (x) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and (y) solely for the purpose of reporting or investigating a suspected violation of law; (B) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or (C) protected under the whistleblower provisions of applicable law. In the event Employee files a lawsuit for retaliation by the Company or any of its Affiliates for Employee’s reporting of a suspected violation of law, Employee may (1) disclose a trade secret to Employee’s attorney and (2) use the trade secret information in the court proceeding related to such lawsuit, in each case, if Employee (A) files any document containing such trade secret under seal; and (B) does not otherwise disclose such trade secret, except pursuant to court order.

(d) Upon the termination of Employee’s employment by the Company (and, as applicable, any of its Affiliates), Employee promises to promptly return to the Company all property belonging to the Company or any of its Affiliates and all documents and materials (including all electronically stored information) in Employee’s possession, custody or control that constitutes or reflects Confidential Information.

2. Non-Competition and Other Restrictive Covenants.

(a) During the remaining term that Employee is employed by the Company or any of its Affiliates, and continuing through the date that is one (1) year after the date that Employee is no longer employed by the Company or any of its Affiliates (the “Restricted Period”), Employee shall be prohibited from directly or indirectly: (i) acquiring or managing any business engaged in (or actively considering engagement in) the following businesses within the Restricted Area (defined below): (A) wholesale or retail marketing, sale, distribution and transportation of refined petroleum products, crude oil, renewable fuels (including ethanol and biofuels), and natural gas liquids (including ethane, butane, propane and condensates); (B) the storage of refined petroleum products and/or any of the other products identified in clause (A) of this paragraph in connection with any of the activities described in said clause (A); (C) the retail sale of convenience store items and sundries and related food service, whether or not related to the retail sale of refined petroleum products including, without limitation, gasoline; (D) bunkering; and (E) any other business in which the Company or its Affiliates (x) becomes engaged during the period Employee is employed by the Company or any of its Affiliates, or (y) is preparing to become engaged as of the time that Employee’s employment with the Company or any of its Affiliates ends and, with respect to parts (x) and (y) of this clause (E), Employee has participated in or obtained Confidential Information about such business or anticipated business (such business activities referenced in parts (A) through (E) are referred to as the “Restricted Business”); or (ii) within the Restricted Area, working (as an employee, consultant, advisor, director or otherwise) for or on behalf of a Restricted Business in any capacity, regardless of the nature of the commodities, in which Employee provides any of the types of services provided by Employee within the last two years of Employee’s employment with the Company or any of its Affiliates.

(b) Notwithstanding the foregoing, the prohibitions set forth in this Section 2(a) shall not apply following the date that Employee is no longer employed by the Company or any of its Affiliates if Employee’s termination of employment results from a termination by the Company (or its Affiliate, if applicable) without Cause or due to a Company layoff.  As used herein, “Cause” has the meaning given to it in Employee’s employment agreement with the Company or its Affiliate, or in the absence of such an agreement, Cause shall be defined to mean  Employee’s continual disregard of or failure to follow any written rules or policies of the Company or any of its Affiliates,    Employee’s repeated failure or refusal to perform Employee’s duties to, or on behalf of, the Company or any of its Affiliates,  Employee’s embezzlement, misappropriation of assets or property (tangible or intangible) of the Company or any of its Affiliates,  Employee’s gross negligence, misconduct, neglect of duties, theft, fraud, or breach of fiduciary duty to the Company or any of its Affiliates,    Employee’s unauthorized disclosure of any trade secret or confidential information of the Company or any of its Affiliates or any other act of disloyalty to the Company or any of its Affiliates,  the commission of an act which causes economic harm to the Company or any of its Affiliates,  an act by Employee which creates adverse publicity for the Company or any of its Affiliates,  Employee’s conviction of a felony, including a plea of guilty or no contest, or (ix) Employee’s breach of this Agreement.

(c) During the Restricted Period, within the Restricted Area, Employee also shall not directly or indirectly solicit any employees, contractors, vendors, suppliers or customers of the Company or its Affiliates to cease to be employed by or otherwise do business with the Company or its Affiliates, or to reduce the same, or to be employed by or otherwise do business with any person or entity (other than the Company or its Affiliate) engaged in the Restricted Business.

(d) As used herein, the “Restricted Area” consists of any geographic area where the Company conducts business during the period of Employee’s employment with the Company or its Affiliates and for which, during any time within the last two years of Employee’s employment with the Company or its Affiliates, Employee provided material services or had a material presence or influence.

(e) If any court construes any of the provisions of this Section 2, or any part thereof, to be unreasonable because of the duration of such provision or the geographic scope thereof, such court shall have the power to reduce the duration or restrict the geographic scope of such provision and to enforce such provision as so reduced or restricted, and the parties hereby request such reformation.

(f) Employee expressly acknowledges and agrees that the restrictions set forth in this Agreement are consonant with public policy, reasonable in all respects and no greater than necessary to protect the Company’s legitimate business interests, including the protection of its Confidential Information, trade secrets, and goodwill.  Employee acknowledges and agrees that this Section 2 is reasonable in geographic reach and in the scope of proscribed activities in relation to the interests protected herein. Employee further represents that enforcement of this Agreement is in the public interest and that Employee would not suffer undue hardship as the result of such enforcement, and that the Company’s need for the protections afforded by this Agreement is greater than any hardship Employee might experience by complying with its terms.  Employee also agrees that the Company’s legitimate business interests could not be adequately protected through an alternative restrictive covenant other than the non-competition restrictions set forth in this Section 2.

3. Payments During Post-Employment Restricted Period.  As further consideration for the covenants made by Employee in Section 2(a) of this Agreement, the Company agrees that, during the portion of the Restricted Period that follows the date that Employee is no longer employed by the Company or any of its Affiliates (so long as Employee’s employment does not terminate due to the Employee’s death or a termination of Employee’s employment by the Company or its Affiliate without Cause or due to a Company layoff), the Company will provide Employee with a total payment equal to fifty percent (50%) of Employee’s highest annualized base salary paid by the Company within the two years preceding the date Employee’s employment terminates (the “Garden Leave Payment”), which Garden Leave Payment will be divided into twelve (12) substantially equal installments, with the first installment being paid on the Company’s first monthly pay date that follows the date Employee’s employment terminates and the remaining eleven (11) installments being paid on the Company’s monthly pay dates that follow thereafter; provided, however, the Company shall have no obligation to provide any installments of the Garden Leave Payment in the event that the Executive breaches any of the terms of Section 2(a) above. The Garden Leave Payment is intended to comply with Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. If Employee is deemed to be a “specified employee” within the meaning of Section 409A of the Code, as determined by the Compensation Committee, at a time when the first installment of the Garden Leave Payment is due to Employee, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code,  the payment of all installments of the Garden Leave Payment shall be delayed until the earlier of: (a) the date that is six months following Employee’s separation from service and (b) the Participant’s death (as applicable, the “Delayed Payment Date”); provided that, any installments that would, but for this Section 3, have become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date and no interest shall be paid by the Company with respect to such delayed payments. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the Garden Leave Payment complies with Section 409A of the Code and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A of the Code.

4. Right to Injunction.  Employee acknowledges that Employee’s violation or threatened or attempted violation of the covenants contained in this Agreement will cause irreparable harm to the Company and that money damages would not be sufficient remedy for any breach of these sections.  Employee agrees that the Company shall be entitled as a matter of right to specific performance of the covenants in this Agreement, including entry of an ex parte temporary restraining order in state or federal court, preliminary and permanent injunctive relief against activities in violation of this Agreement, or both, or other appropriate judicial remedy, writ or order, in any court of competent jurisdiction, restraining any violation or further violation of such agreements by Employee or others acting on Employee’s behalf, without any showing of irreparable harm and without any showing that the Company or its Affiliates do not have an adequate remedy at law.  Such remedies shall be in addition to all other remedies available to the Company and its Affiliates, both at law and equity.

5. Long Term Cash Incentive Plan Award Agreement.  Employee acknowledges that Employee’s entry into, and compliance with the terms of, this Agreement is a condition of the Company’s grant of the ________, 20__ cash incentive award under the 2018 Global Partners LP Long-Term Cash Incentive Plan to which this Agreement is attached.  Employee acknowledges and agrees that, in entering into this Agreement, Employee is receiving new consideration to which Employee was not otherwise entitled but for Employee’s entry into this Agreement.

6. Miscellaneous.

(a) Modification.  Subject to the provisions of Section 2(d), both parties agree that neither has the authority to modify or amend this Agreement unless the modification or amendment is in writing and signed by both of them.

(b) Right to Consult Counsel.  Employee has the right to consult with counsel prior to signing this Agreement and entering into the non-competition restrictions set forth herein, and Employee expressly acknowledges and agrees that Employee has had sufficient opportunity to do so prior to his entry into this Agreement.

(c) Severability.  If any term, provision, covenant or condition of this Agreement (or part thereof) is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, the validity and enforceability of the remainder of this Agreement shall not in any way be affected, impaired or invalidated.

(d) Survival. Employee’s obligations under this Agreement shall survive the termination for whatever reason of Employee’s employment.

(e) Assignment.  Employee shall not assign, pledge or encumber any interest in this Agreement or any part thereof without the express written consent of the Company, this Agreement being personal to Employee.  The Company may assign this Agreement to, and shall bind, a successor to its business without the requirement of a consent by Employee.  If the Company shall merge or consolidate with or into, or transfer substantially all of its assets to, another corporation or other form of business organization, then this Agreement shall bind the successor of the Company resulting from such merger, consolidation or transfer.

(f) Third Party Beneficiaries.  Each Affiliate of the Company shall be a third party beneficiary of Employee’s obligations under the provisions of this Agreement and shall have the right to enforce this Agreement as if a party hereto.  As used herein the term “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  “Person” means any individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

7. Employee’s Representations.

(a) Employee represents and warrants to the Company that (i) Employee does not have any agreement with any prior employer or other third party that will prohibit Employee from working for the Company or fulfilling the Employee’s duties and obligations to the Company, and (ii) Employee has complied (and will in the future comply) with all non-competition, non-solicitation, confidentiality and other duties imposed on Employee with respect to Employee’s former employers and other third parties.

(b) Employee is a sophisticated individual, has had sufficient time (and at least 10 business days before this Agreement became effective) to carefully consider the terms of this Agreement including any future restraints that entering into this Agreement may cause, has had sufficient opportunity to consult an attorney, and enters into this Agreement knowingly and voluntarily with full understanding of this Agreement’s terms.  Employee expressly acknowledges and agrees that the restrictions set forth herein are compliant in all respects with the Massachusetts Noncompetition Agreement Act, M.G.L. c. 149, §24L.

8. Choice of Law; Dispute Resolution.  This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts.  Any dispute arising out of, or relating to this Agreement shall be subject to the exclusive jurisdiction of the state or federal courts, as applicable, in Suffolk County, Massachusetts.

9. At-Will Employment. Nothing in this Agreement will alter the at-will nature of Employee’s employment, as either Employee or the Company may terminate Employee’s employment at any time.

10.Entire Agreement.  This Agreement represents the entire agreement between the parties regarding the subject matter herein.  Notwithstanding the foregoing, this Agreement is in addition to, and shall complement (and not supersede or replace) any other agreement between Employee and the Company that creates obligations for Employee with respect to confidentiality or non-disclosure.

[Signature page follows]

I HAVE READ THIS AGREEMENT CAREFULLY, AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT IT IMPOSES UPON ME WITHOUT RESERVATION.  I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.

COMPANY:                                                                        EMPLOYEE:

By: ________________________________By: ________________________________

Name: ______________________________Date: ______________________________

Title: _______________________________

Date: _______________________________

[Signature Page to Confidentiality, Non-Solicitation and Non-Competition Agreement]